Exhibit 99.1

PRESS RELEASE

Contact Information:
Dan Sink
EVP & CFO
(317) 577-5609
dsink@kiterealty.com

Kite Realty Group Trust Reports First Quarter 2017 Operating Results

Indianapolis, Ind., April 26, 2017 - Kite Realty Group Trust (NYSE: KRG) (the “Company”) announced today its operating results for the first quarter ended March 31, 2017. Financial statements, exhibits, and reconciliations of non-GAAP measures attached to this release include the details of the Company’s results.
First Quarter Highlights

•	Net income attributable to common shareholders was $5 thousand, or $0.00 per diluted common share.

•	Funds From Operations of the Operating Partnership (“FFO”), as defined by NAREIT, was $43.9 million, or $0.51 per diluted share.

•
Same-property Net Operating Income (“NOI”) increased 3.1% for the comparable operating portfolio, or 4.0% excluding the impact of the Company’s Redevelopment, Repurpose and Reposition (“3-R”) initiative, in each case compared to the same period in the prior year.

•	The aggregate cash rent spread on comparable new and renewal leases was 9.0%, or 10.3% excluding one strategic anchor renewal.

•	One operating property was sold in March, generating gross proceeds of $23.1 million.

•	Two 3-R projects were completed during the first quarter with costs totaling $8.4 million and a projected combined annualized return of 10.2%.

•	Nine 3-R projects are currently under construction with projected aggregate costs of approximately $64 million and annualized combined returns of approximately 9.0% - 10.0%.

“We started off 2017 with continued strength in our leasing and property operation objectives and are making progress toward our strategic goals,” said John Kite, Chief Executive Officer. “We executed 80 new and renewal leases for 509,000 square feet to dynamic retailers and opened 41 new tenants. We grew same-property NOI by 3.1%, or 4.0% excluding the impact of the 3-R initiative. Our team continues to be focused on adding value to properties through redevelopment and capital recycling.”

Financial & Portfolio Results
Financial Results

Net income attributable to common shareholders for the three months ended March 31, 2017, was $5 thousand, compared to net income of $1.4 million for the same period in 2016. First quarter 2017 results include an $8.9 million gain from the sale of Cove Center from the operating portfolio offset by accelerated depreciation of $3.4 million related to three 3-R projects and an impairment of an operating property of $7.4 million due to a shortening of the anticipated hold period based upon changes in facts and circumstances during the quarter.
For the three months ended March 31, 2017, FFO, as defined by NAREIT, was $43.9 million, or $0.51 per diluted share, compared to $43.6 million, or $0.51 per diluted share, for the same period in the prior year. For the three months ended March 31, 2017, FFO, as adjusted, was $43.9 million, or $0.51 per diluted share, compared to $44.1 million, or $0.52 per diluted share, for the same period in the prior year.
Portfolio Operations
As of March 31, 2017, the Company owned interests in 120 properties totaling approximately 23.6 million square feet. The owned gross leasable area in the Company’s retail operating portfolio was 95.2% leased as of March 31, 2017, and the Company’s overall portfolio was 95.3% leased.
Same-property NOI, which includes 105 operating properties, increased 3.1% in the first quarter compared to the same period in the prior year, or 4.0% excluding the impact of the 3-R initiative. The leased percentage of properties included in the same-property pool was 95.1% at March 31, 2017, compared to 95.5% at March 31, 2016, while the economic occupancy percentage increased to 93.9% from 93.3% year over year.
The Company executed 80 leases totaling 509,364 square feet during the first quarter of 2017, including 63 comparable new and renewal leases for 473,973 square feet. Cash rent spreads on new and renewal leases executed in the quarter were approximately 45.5% and 4.7%, respectively, for a blended cash rent spread of 9.0%. The renewal lease spread includes one strategic anchor renewal totaling approximately 63,000 square feet. Excluding this lease, the blended cash rent spread was 10.3%, and the cash renewal spread was 5.5%. The blended leasing spread on a straight-line basis, which includes periodic rent increases over the term of the lease, was 13.7%.
In March, we completed the sale of one operating property, Cove Center in Stuart, Florida. The disposition of this asset resulted in gross proceeds of approximately $23.1 million, which were used to pay down the Company’s revolving line of credit.
Balance Sheet
The Company unencumbered its Pleasant Hill Commons operating property in the first quarter with a $6.7 million draw on its revolving line of credit. After accounting for this draw, we have only $83.4 million of debt maturing through 2020, and our debt portfolio has a weighted average maturity of 6.2 years.
Development and Redevelopment
As of March 31, 2017, development projects at Parkside Town Commons, Phase II, and Holly Springs, Phase II, were 95.6% pre-leased or committed with projected costs of $90.8 million, of which $85.9 million had been incurred. The Company recently opened Stein Mart and executed a new lease with Hobby Lobby at Parkside Town Commons.
We completed construction on two 3-R projects during the first quarter, Castleton Crossing (Indianapolis, IN) and Portofino Shopping Center, Phase I (Houston, TX). The Company invested $8.4 million and added an additional 29,251 square feet of owned gross leasable area for a projected annualized return of 10.2%.

The new national tenant line up at these locations includes Pie Five Pizza Co., Chipotle, Sports Clips, Verizon Wireless, Mattress Firm, and DXL.

The Company’s 3-R program currently includes nine projects under various stages of construction with estimated costs of $60.5 to $68.0 million and an estimated combined annualized return ranging from 9.0% to 10.0%. During the first quarter, the Company commenced construction on one new project at Fishers Station (Indianapolis, IN) that will be anchored by a new 123,000 square foot Kroger Marketplace.
2017 Earnings Guidance
The Company maintains its previously announced guidance for 2017 FFO, as defined by NAREIT, in a range of $2.00 to $2.06 per diluted share. Please refer to the full list of guidance assumptions on page 37 of the Company’s first quarter supplemental.

Guidance Range For Full Year 2017	Low	High
Consolidated net income per diluted common share	$0.10	$0.16
Add: Depreciation, amortization and other	1.90	1.90
FFO, as defined by NAREIT, per diluted share	2.00	2.06

Earnings Conference Call

The Company will conduct a conference call to discuss its financial results on Thursday, April 27, 2017, at 1:00 p.m. Eastern Time. A live webcast of the conference call will be available online on the Company’s corporate website at www.kiterealty.com. The dial-in numbers are (844) 309-0605 for domestic callers and (574) 990-9933 for international callers (passcode 89024590). In addition, a webcast replay link will be available on the corporate website.

About Kite Realty Group Trust

Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust engaged in the ownership, operation, management, leasing, acquisition, construction, redevelopment and development of neighborhood and community shopping centers in selected markets in the United States. As of March 31, 2017, the Company owned interests in a portfolio of 120 operating, development and redevelopment properties totaling approximately 24 million total square feet across 20 states. For more information, please visit the Company’s website at www.kiterealty.com.

Safe Harbor

Certain statements in this document that are not historical fact may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to: national and local economic, business, real estate and other market conditions, particularly in light of low growth in the U.S. economy as well as economic uncertainty caused by fluctuations in the prices of oil and other energy sources; financing risks, including the availability of, and costs associated with, sources of liquidity; the Company’s ability to refinance, or extend the maturity dates of, its indebtedness; the level and volatility of interest rates; the financial stability of tenants, including their ability to pay rent and the risk of tenant bankruptcies; the competitive environment in which the Company operates; acquisition, disposition, development and joint venture risks; property ownership and management risks; the Company’s ability to maintain its status as a real estate investment trust for federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate property the Company owns; the impact of online retail and the perception that such retail has on the value of shopping center assets; risks related to the geographical concentration of the Company’s properties in Florida, Indiana and Texas; insurance costs and coverage; risks associated with cybersecurity attacks and the loss of confidential information and other business interruptions; and other factors affecting the real estate industry generally. The Company refers you to the documents filed by the Company from time to time with the SEC, specifically the section titled “Risk Factors” in the Company’s and the Operating Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which discuss these and other factors that could adversely affect the Company’s results. The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Kite Realty Group Trust
Consolidated Balance Sheets
(Unaudited)

($ in thousands)
	March 31, 2017	December 31, 2016
Assets:
Investment properties, at cost	$3,984,170	$3,996,065
Less: accumulated depreciation	(584,512)	(560,683)
	3,399,658	3,435,382

Cash and cash equivalents	22,641	19,874
Tenant and other receivables, including accrued straight-line rent of $28,968 and $28,703 respectively, net of allowance for uncollectible accounts	52,334	53,087
Restricted cash and escrow deposits	9,609	9,037
Deferred costs and intangibles, net	126,407	129,264
Prepaid and other assets	12,816	9,727
Total Assets	$3,623,465	$3,656,371
Liabilities and Shareholders’ Equity:
Mortgage and other indebtedness, net	$1,726,873	$1,731,074
Accounts payable and accrued expenses	88,847	80,664
Deferred revenue and other liabilities	110,316	112,202
Total Liabilities	1,926,036	1,923,940
Commitments and contingencies
Limited Partners’ interests in the Operating Partnership and other redeemable noncontrolling interests	77,255	88,165
Shareholders’ Equity:
Kite Realty Group Trust Shareholders’ Equity:
Common Shares, $.01 par value, 225,000,000 shares authorized, 83,573,250 and 83,545,398 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	836	835
Additional paid in capital	2,062,081	2,062,360
Accumulated other comprehensive loss	1,146	(316)
Accumulated deficit	(444,582)	(419,305)
Total Kite Realty Group Trust Shareholders’ Equity	1,619,481	1,643,574
Noncontrolling Interests	693	692
Total Equity	1,620,174	1,644,266
Total Liabilities and Shareholders' Equity	$3,623,465	$3,656,371

Kite Realty Group Trust
Consolidated Statements of Operations
For the Three Months Ended March 31, 2017 and 2016
(Unaudited)

($ in thousands, except per share data)
	Three Months Ended March 31,
	2017	2016
Revenue:
Minimum rent	$68,946	$67,463
Tenant reimbursements	18,570	18,155
Other property related revenue	2,596	2,932
Total revenue	90,112	88,550
Expenses:
Property operating	12,953	12,192
Real estate taxes	10,330	11,135
General, administrative, and other	5,470	5,291
Impairment charge	7,411	—
Depreciation and amortization	45,830	42,240
Total expenses	81,994	70,858
Operating income	8,118	17,692
Interest expense	(16,445)	(15,325)
Income tax benefit (expense) of taxable REIT subsidiary	33	(410)
Other (expense) income, net	(139)	18
(Loss) income from continuing operations	(8,433)	1,975
Gain on sale of operating property	8,870	—
Net income	437	1,975
Net income attributable to noncontrolling interests	(432)	(573)
Net income attributable to Kite Realty Group Trust common shareholders	$5	$1,402

Income per common share - basic	$0.00	0.02
Income per common share - diluted	$0.00	$0.02

Weighted average common shares outstanding - basic	83,565,325	83,348,507
Weighted average common shares outstanding - diluted	83,643,608	83,490,979
Cash dividends declared per common share	$0.3025	$0.2875

Kite Realty Group Trust
Funds From Operations
For the Three Months Ended March 31, 2017 and 2016
(Unaudited)

($ in thousands, except per share data)
	Three Months Ended March 31,
	2017	2016
Funds From Operations
Consolidated net income	$437	$1,975
Less: net income attributable to noncontrolling interests in properties	(432)	(461)
Less: gain on sale of operating property	(8,870)	—
Add: impairment charge	7,411	—
Add: depreciation and amortization of consolidated entities, net of noncontrolling interests	45,366	42,052
FFO of the Operating Partnership[1]	43,912	43,566
Less: Limited Partners' interests in FFO	(989)	(981)
FFO attributable to Kite Realty Group Trust common shareholders[1]	$42,923	$42,585
FFO, as defined by NAREIT, per share of the Operating Partnership - basic	$0.51	$0.51
FFO, as defined by NAREIT, per share of the Operating Partnership - diluted	$0.51	$0.51

FFO of the Operating Partnership[1]	$43,912	$43,566
Add: severance charge	—	500
FFO, as adjusted, of the Operating Partnership	$43,912	$44,066
FFO, as adjusted, per share of the Operating Partnership - basic	$0.51	$0.52
FFO, as adjusted, per share of the Operating Partnership - diluted	$0.51	$0.52

Weighted average common shares outstanding - basic	83,565,325	83,348,507
Weighted average common shares outstanding - diluted	83,643,608	83,490,979
Weighted average common shares and units outstanding - basic	85,529,910	85,271,012
Weighted average common shares and units outstanding - diluted	85,608,193	85,413,485

FFO, as defined by NAREIT, per diluted share
Consolidated net income	$0.01	$0.02
Less: net income attributable to noncontrolling interests in properties	(0.01)	(0.01)
Less: gains on sales of operating properties	(0.10)	—
Add: impairment charge	0.08	—
Add: depreciation and amortization of consolidated entities, net of noncontrolling interests	0.53	0.50
FFO, as defined by NAREIT, of the Operating Partnership per diluted share[1]	$0.51	$0.51

Add: severance charge	—	0.01
FFO, as adjusted, of the Operating Partnership per diluted share	$0.51	$0.52

____________________
1
“FFO of the Operating Partnership" measures 100% of the operating performance of the Operating Partnership’s real estate properties. “FFO attributable to Kite Realty Group Trust common shareholders” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.

Funds from Operations (FFO) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO, a non-GAAP financial measure, in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts ("NAREIT"). The NAREIT white paper defines FFO as net income (determined in accordance with GAAP), excluding gains (or losses) from sales and impairments of depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Considering the nature of our business as a real estate owner and operator, the Company believes that FFO is helpful to investors in measuring our operational performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. For informational purposes, the Company has also provided FFO adjusted for a severance charge in 2016. The Company believes this supplemental information provides a meaningful measure of our operating performance. The Company believes our presentation of FFO, as adjusted, provides investors with another financial measure that may facilitate comparison of operating performance between periods and among our peer companies. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of our financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, and is not indicative of funds available to satisfy our cash needs, including our ability to make distributions. Our computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.

Kite Realty Group Trust
Same Property Net Operating Income
For the Three Months Ended March 31, 2017 and 2016
(Unaudited)

($ in thousands)
	Three Months Ended March 31,
	2017	2016	% Change
Number of properties for the quarter[1]	105	105

Leased percentage	95.1%	95.5%
Economic Occupancy percentage[2]	93.9%	93.3%

Minimum rent	$58,781	$57,358
Tenant recoveries	16,826	16,410
Other income	285	142
	75,892	73,910

Property operating expenses	(9,754)	(9,367)
Real estate taxes	(10,043)	(10,128)
	(19,797)	(19,495)
Net operating income - same properties[3]	$56,095	$54,415	3.1%
Net operating income - same properties excluding the impact of the 3-R initiative[4]			4.0%

Reconciliation of Same Property NOI to Most Directly Comparable GAAP Measure:
Net operating income - same properties	$56,095	$54,415
Net operating income - non-same activity[5]	10,734	10,808
Other expense, net	(106)	(392)
General, administrative and other	(5,470)	(5,291)
Impairment charge	(7,411)	—
Depreciation expense	(45,830)	(42,240)
Interest expense	(16,445)	(15,325)
Gain on sale of operating property	8,870	—
Net income attributable to noncontrolling interests	(432)	(573)
Net income attributable to common shareholders	$5	$1,402

____________________
1	Same Property NOI excludes operating properties in redevelopment as well as office properties (Thirty South Meridian and Eddy Street Commons).
2	Excludes leases that are signed but for which tenants have not yet commenced the payment of cash rent. Calculated as a weighted average based on the timing of cash rent commencement during the period.
3
Same Property NOI excludes net gains from outlot sales, straight-line rent revenue, bad debt expense and recoveries, lease termination fees, amortization of lease intangibles and significant prior period expense recoveries and adjustments, if any.

4	See pages 27 and 28 for further detail of the properties included in the 3-R initiative.
5	Includes non-cash activity across the portfolio as well as net operating income from properties not included in the same property pool.
The Company uses Same Property NOI, a non-GAAP financial measure, to evaluate the performance of our properties. Same Property NOI excludes properties that have not been owned for the full period presented. It also excludes net gains from outlot sales, straight-line rent revenue, bad debt expense and recoveries, lease termination fees, amortization of lease intangibles and significant prior period expense recoveries and adjustments, if any. The Company believes that Same Property NOI is helpful to investors as a measure of our operating performance because it includes only the NOI of properties that have been owned for the full period presented, which eliminates disparities in net income due to the redevelopment, acquisition or disposition of properties during the particular period presented and thus provides a more consistent metric for the comparison of our properties.

NOI and Same Property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of our financial performance. Our computation of NOI and Same Property NOI may differ from the methodology used by other REITs, and therefore may not be comparable to such other REITs.

When evaluating the properties that are included in the same property pool, the Company has established specific criteria for determining the inclusion of properties acquired or those recently under development. An acquired property is included in the same property pool when there is a full quarter of operations in both years subsequent to the acquisition date. Development and redevelopment properties are included in the same property pool 12 months after construction is substantially complete and the properties have been transferred to the operating portfolio. A redevelopment property is first excluded from the same property pool when the execution of a redevelopment plan is likely and the Company begins recapturing space from tenants. For the quarter ended March 31, 2017, the Company excluded nine redevelopment properties from the same property pool that met these criteria and were owned in both comparable periods.